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                          RELIANT ENERGY, INCORPORATED

                                       To

                   CHASE BANK OF TEXAS, NATIONAL ASSOCIATION,
                                    Trustee

                               __________________

                          SUPPLEMENTAL INDENTURE No. 1

                         Dated as of September 1, 1999

                               _________________


                                17,167,381 ZENS(SM)
       2.0% Zero-Premium Exchangeable Subordinated Notes due 2029 (ZENS(SM))

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________
(SM)Service Mark of Goldman, Sachs & Co.
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                          RELIANT ENERGY, INCORPORATED

                         SUPPLEMENTAL INDENTURE NO.  1

       2.0% Zero-Premium Exchangeable Subordinated Notes due 2029 (ZENS(SM))


     SUPPLEMENTAL INDENTURE No. 1, dated as of September 1, 1999, between RELIANT ENERGY, INCORPORATED, a Texas corporation (the "Company"), and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States of America, as Trustee (the "Trustee").


                                    RECITALS

     The Company has heretofore executed and delivered to the Trustee a Subordinated Indenture, dated as of September 1, 1999 (the "Indenture"), providing for the issuance from time to time of one or more series of the Company's Securities.

     Section 301 of the Indenture provides that various matters with respect to any series of Securities issued under the Indenture may be established in an indenture supplemental to the Indenture.

     Subparagraph (7) of Section 901 of the Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Indenture.

     For and in consideration of the premises and the issuance of the series of Securities provided for herein, it is mutually covenanted and agreed, for the equal and proportionate benefit of the Holders of the Securities of such series, as follows:


                                  ARTICLE ONE

               Relation to the Indenture; Additional Definitions

     Section 101. Relation to the Indenture. This Supplemental Indenture No. 1 constitutes an integral part of the Indenture.

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     Section 102.   Additional Definitions.  For all purposes of this
Supplemental Indenture No. 1:

          (1) Capitalized terms used herein shall have the meanings specified herein or in the Indenture, as the case may be;

          (2) "Additional Interest" means any Publicly Traded securities (other than Publicly Traded Equity Securities, which shall themselves become Reference Shares), any cash (other than the Reference Shares Dividend Amount) and the cash value of any other securities or property, distributed on or in respect of the Reference Shares attributable to one ZENS;

          (3) "Additional Interest Payment Date" means the date twenty (20) Business Days after the date any Publicly Traded securities (other than Publicly Traded Equity Securities, which shall themselves become Reference Shares), any cash (other than the Reference Shares Dividend Amount) or any other securities or property is distributed on or in respect of the Reference Shares;

          (4) "Additional Interest Regular Record Date" means the date ten (10) Business Days after the date any Publicly Traded securities (other than Publicly Traded Equity Securities, which shall themselves become Reference Shares), any cash (other than the Reference Shares Dividend Amount) or any other securities or property is distributed on or in respect of the Reference Shares;

          (5) "Averaging Period" means the 20 Trading Day period beginning on the first Trading Day of the 20 Trading Days immediately prior to, but not including, the fifth Business Day preceding the Redemption Date or the Maturity Date, as the case may be;

          (6) "Business Day" means, with respect to the ZENS, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Houston, Texas or New York, New York are authorized or obligated by law or regulation to close;

          (7) "Closing Price" means, with respect to any security on any date of determination, the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such security (regular way) on the NYSE on such date or, if such security is not listed for trading on the NYSE on such date, as reported in the composite transactions for the principal United States securities exchange on which such security is so listed, or if such security is not so listed on a United States national or regional securities exchange, as reported by the Nasdaq National Market, or if such security is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization. In the event that no such quotation is available

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     for any day, the Board of Directors shall be entitled to determine the
     Closing Price on the basis of such quotations that it in good faith considers appropriate;

          (8) "Contingent Principal Amount" means the minimum amount payable upon redemption or maturity of one ZENS, which shall initially be equal to the Original Principal Amount. The Contingent Principal Amount shall be adjusted from time to time in the manner set forth in Sections 203 and 206 hereof;

          (9) "Current Market Value" (other than in the case of a Rollover Offering) means the average Closing Price per Reference Share during the Averaging Period; provided, however, that for purposes of determining the payment required upon redemption in connection with a Rollover Offering, "Current Market Value" means the Closing Price per Reference Share on the Trading Day immediately preceding the date that the Rollover Offering is priced (the "Pricing Date") or, if the Rollover Offering is priced after 4:00 p.m., New York City time, on the Pricing Date, the Closing Price per Reference Share on the Pricing Date, except that if there is not a Trading Day immediately preceding the Pricing Date or (where pricing occurs after 4:00 p.m., New York City time, on the Pricing Date) if the Pricing Date is not a Trading Day, "Current Market Value" means the market value per Reference Share as of the Redemption Date as determined by a nationally recognized independent investment banking firm retained by the Company;

          (10) "Designated Transaction Consideration" has the meaning set forth in Section 501(f);

          (11) "DTC" means The Depository Trust Company;

          (12) "Early Exchange Ratio" has the meaning set forth in Section
     401(a);

          (13) "Equity Security" means any stock or any similar security. Equity Securities shall not include any debt securities that are convertible or exchangeable into stock or similar securities;

          (14) "Exchange Market Value" has the meaning set forth in Section 401(b);

          (15) "Final Period Distribution" has the meaning set forth in Section 203(d);

          (16) "Interest Payment Date" has the meaning set forth in Section 206(a);

          (17) "Interest Rate" means a rate of $0.29125 per ZENS per Quarterly Interest Period, or 2.0% per annum of the Original Principal Amount, plus the amount of the Reference Shares Dividend Amount;

          (18) "Issue Date" has the meaning set forth in Section 206(a);

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          (19) "Maturity Amount" has the meaning set forth in Section 203(c);

          (20) "Maturity Date" has the meaning set forth in Section 205;

          (21) "NYSE" means The New York Stock Exchange, Inc.;

          (22) "Original Principal Amount" has the meaning set forth in Section 202;

          (23) "Pricing Date" has the meaning set forth in the definition of "Current Market Value";

          (24) "Publicly Traded" means with respect to any security that, as of the date of determination, such security is either (i) listed for trading on the NYSE, (ii) listed for trading on any other United States national or regional securities exchange, (iii) reported on the Nasdaq National Market, or (iv) quoted in the over-the-counter market by the National Quotation Bureau or similar organization;

          (25) "Quarterly Interest Period" means each of the quarterly interest periods of the ZENS commencing on March 16, June 16, September 16 and December 16 of each year while the ZENS are Outstanding and ending on the first succeeding June 15, September 15, December 15 and March 15 respectively; provided, however, that the first Quarterly Interest Period shall commence on the Issue Date and end on December 15, 1999;

          (26) "Redemption Price" means the sum of (a) the higher of (i) the Contingent Principal Amount per ZENS or (ii) the sum of the Current Market Value of the Reference Shares attributable to one ZENS at the Redemption Date plus any deferred quarterly payments of the Interest Rate (including any accrued interest thereon) per ZENS, plus, in each case, the Final Period Distribution attributable to one ZENS, and (b) $3.495 per ZENS if the Company redeems the ZENS prior to September 15, 2000, $2.330 per ZENS if the Company redeems the ZENS on or after September 15, 2000 and prior to September 15, 2001, $1.165 per ZENS if the Company redeems the ZENS on or after September 15, 2001 and prior to September 15, 2002, or zero if the Company redeems the ZENS any time on or after September 15, 2002;

          (27) "Reference Company" means Time Warner Inc., a Delaware corporation, and any other issuer of a Reference Share;

          (28) "Reference Company Successor" means (i) any surviving entity of any consolidation or merger of a Reference Company or subsequent surviving entity of a Reference Company and (ii) any acquiring entity of any share exchange involving a Reference Company or subsequent acquiring entity of a Reference Company;

          (29) "Reference Share" has the meaning set forth in Section 501(a);

          (30) "Reference Share Offer" means any tender offer or exchange offer made for all or a portion of a class of Reference Shares;

          (31) "Reference Share Offer Adjustment" has the meaning set forth in
     Section 501(e);

          (32) "Reference Share Proportionate Reduction" has the meaning set forth in Section 501(g);

          (33) "Reference Shares Dividend Amount" means the amount of any quarterly cash dividends paid in respect of the Quarterly Interest Period on the Reference Shares attributable to one ZENS. The Reference Shares Dividend Amount shall include, but shall not be limited to, any quarterly cash dividends on the Reference Shares attributable to one ZENS that (i) are paid on the last day of the Quarterly Interest Period and (ii) if the last day of the Quarterly Interest Period is not a business day for the Reference Company and the quarterly cash dividends on such Reference Company's Reference Shares are generally paid on the last day of the Quarterly Interest Period, are paid on the first business day for the Reference Company following the last day of the Quarterly Interest Period;

          (34) "Regular Record Date" has the meaning set forth in Section
     206(b);

          (35) "Rollover Offering" means a refinancing of the ZENS by way of either (a) a sale of all of the Reference Shares or (b) a sale of securities that are priced by reference to the Reference Shares, in either case, by means of a completed public offering or offerings by the Company and which is expected to yield net proceeds which are sufficient to pay the Redemption Price for all of the ZENS;

          (36) "Time Warner Common Stock" means the common stock, $0.01 par value per share, of Time Warner Inc.;

          (37) "Trading Day" means a day on which the security, the Closing Price of which is being determined, (a) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (b) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such security;

          (38) "ZENS" has the meaning set forth in Section 201;

          (39) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture No. 1; and

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          (40) The terms "herein," "hereof," "hereunder" and other words of similar import refer to this Supplemental Indenture No. 1.


                                  ARTICLE TWO

                            The Series of Securities

     Section 201. Title of the Securities. There shall be a series of Securities designated the "2.0% Zero-Premium Exchangeable Subordinated Notes due 2029" (the "ZENS").

     Section 202. Limitation on Aggregate Original Principal Amount. Each ZENS shall represent $58.25 in original principal amount (the "Original Principal Amount"), which is equal to the last reported sale price of one share of Time Warner Common Stock as reported on the NYSE on September 15, 1999. The aggregate number of ZENS (other than ZENS authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other ZENS pursuant to Sections 304, 305, 306 or 906 of the Indenture) shall be limited to 17,167,381 ZENS.

     Section 203.   Contingent Principal Amount; Maturity Amount.

          (a) The Contingent Principal Amount shall initially be equal to the Original Principal Amount.

          (b) If the sum of the Reference Shares Dividend Amount and Additional Interest, if any, for a Quarterly Interest Period is greater than $.045, the Contingent Principal Amount per ZENS shall be reduced to the extent necessary so that the yield from the Issue Date to the Interest Payment Date relating to such Quarterly Interest Period or the Additional Interest Payment Date, as the case may be (including all quarterly payments of the Interest Rate and the fair market value of any Additional Interest payments) does not exceed a 2.309% annual yield. In no event shall the Contingent Principal Amount per ZENS be less than zero. The Contingent Principal Amount per ZENS shall be increased to the extent that the sum of the Reference Shares Dividend Amount and Additional Interest, if any, for a Quarterly Interest Period is less than $.045, so that the yield from the Issue Date to the Interest Payment Date relating to such Quarterly Interest Period (including all quarterly payments of the Interest Rate and the fair market value of any Additional Interest payments) is not less than a 2.309% annual yield.

          (c) At the Maturity Date, the Holders of ZENS shall be entitled to receive the Maturity Amount in cash for each ZENS they hold. The "Maturity Amount" shall mean an amount equal to the higher of (a) the Contingent Principal Amount per ZENS or (b) the sum of the Current Market Value of the Reference Shares attributable to one ZENS on the Maturity Date plus any deferred quarterly payments of the Interest Rate (including any accrued interest thereon) per ZENS, plus, in each case, the Final Period Distribution attributable to one ZENS.

          (d) "Final Period Distribution" means, in respect of (a) the Maturity Date, a distribution determined in accordance with clauses (2) and (3) below, and (b) the Redemption Date, a distribution determined in accordance with clauses (1), (2) and (3) below. In the case of a Redemption Date in connection with a Rollover Offering, the distribution determined in accordance with clause
(3) shall be all dividends and distributions on or in respect of the Reference Shares which a holder of Reference Shares on the Pricing Date would be entitled to receive.

          (1) Unless (a) the Redemption Date of the ZENS is also an Interest Payment Date or (b) quarterly interest has been deferred for the then current Quarterly Interest Period, an amount equal to an annual rate of 2.0% on the Original Principal Amount of the ZENS from the most recent Interest Payment Date to the Redemption Date, plus

          (2) a distribution equal to the sum of all dividends and distributions on or in respect of the Reference Shares declared by the applicable Reference Company and for which the record date falls during the period from the Issue Date to the date immediately preceding the first Trading Day of the applicable Averaging Period and which have not been distributed to holders of Reference Shares prior to the commencement of the Averaging Period, plus

          (3) a distribution equal to the sum of, for each successive scheduled Trading Day in the Averaging Period, the amounts determined in accordance with the following formula:

                    E x (1 - 0.05n)

                    where:

                    E = all dividends and distributions on or in respect of the Reference Shares applicable to a ZENS which a holder of Reference Shares on the applicable day of the Averaging Period would be entitled to receive as a result of a record date that occurs on that day, provided that a record date that occurs on a day that is not a scheduled Trading Day shall be deemed to have occurred on the immediately preceding scheduled Trading Day; and

                    n = the number of scheduled Trading Days that have elapsed in the Averaging Period, with the first Trading Day of the Averaging Period being counted as zero.

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          The Holders of the ZENS are only entitled to receive distributions determined in accordance with clauses (2) or (3) above to the extent actually distributed by the applicable Reference Company. Cash amounts paid by the applicable Reference Company on Reference Shares as described above in clauses
(2) or (3) before the Redemption Date or the Maturity Date, as the case may be, shall be paid on the Redemption Date or the Maturity Date, as the case may be. All other property distributed, or the cash value of the property, shall be distributed within twenty (20) Business Days after it is distributed on or in respect of the Reference Shares, which may be after the Maturity Date or the Redemption Date, as the case may be.

          The Holders of the ZENS shall not be entitled to receive any distribution described above in clauses (2) and (3) if the record date for the distribution occurs on a day between the end of the Averaging Period and the Maturity Date or the Redemption Date, as the case may be.

          (e) Upon maturity of the ZENS, the Company shall deliver to the Trustee a notice informing the Trustee of the Maturity Amount per ZENS and in the aggregate for all outstanding ZENS and its calculation thereof.

          (f) In the event all of the Reference Shares cease to be Outstanding as a result of a tender offer, an exchange offer, a business combination or otherwise, the maturity of the ZENS will not be accelerated and the ZENS shall continue to remain Outstanding until the Maturity Date or the Redemption Date, as the case may be.

     Section 204. Denominations. The ZENS shall be issuable in denominations of one ZENS and integral multiples thereof.

     Section 205. Stated Maturity. The Stated Maturity of the principal of the ZENS shall be September 15, 2029 (the "Maturity Date").

     Section 206.   Interest and Interest Rates.

          (a) The ZENS shall bear interest at the Interest Rate from and including September 21, 1999 (the "Issue Date") to, but excluding, the Maturity Date; provided that the initial interest payment on December 15, 1999 shall equal the sum of $0.27183 per ZENS, which is calculated to equal an annual rate of 2.0% on the Original Principal Amount from the Issue Date to, but excluding, December 15, 1999, plus any Reference Shares Dividend Amount for the comparable Quarterly Interest Period. Such interest shall be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing December 15, 1999 (each such date, an "Interest Payment Date"), subject to the Company's right to defer quarterly payments of the Interest Rate on the ZENS pursuant to Section 207 hereof.

          (b) The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Persons in whose names the ZENS (or one or more Predecessor Securities) shall have been registered in the Securities Register at the close of business

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on the March 1, June 1, September 1 or December 1, as the case may be, next preceding such Interest Payment Date whether or not such March 1, June 1, September 1 or December 1 is a Business Day (each such date, a "Regular Record Date"). Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall either (i) be paid to the Person in whose name such ZENS (or one or more Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the ZENS not less than 10 calendar days prior to such Special Record Date, or (ii) be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the ZENS may be listed or traded, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in the Indenture.

          (c) Interest on the ZENS payable for any full Quarterly Interest Period shall be computed on the basis of a 360-day year of twelve 30-day months.

          (d) Interest payable on any Interest Payment Date and at the Maturity Date or Redemption Date of the ZENS, as the case may be, shall be the amount of interest accrued from and including the most recent Interest Payment Date to which interest has been paid or duly provided for (or from and including the Issue Date if no interest has been paid or duly provided for with respect to the
ZENS) to, but excluding, such Interest Payment Date or the Maturity Date or the Redemption Date, if any, as the case may be. If any Interest Payment Date, or the Maturity Date or Redemption Date falls on a day that is not a Business Day, the payment otherwise then due will be made on the next Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if it were made on the date such payment was originally payable. However, if the next Business Day is in the next calendar year, payment of interest will be made on the preceding Business Day.

          (e) Changes in the Contingent Principal Amount shall not affect the Interest Rate.

          (f) In addition to the quarterly payments of the Interest Rate, the Company shall also distribute Additional Interest, if any, to the Holder of the ZENS. The Company shall not distribute any fractional units of securities to the Holders of the ZENS. In lieu of any fractional security, each Holder who would otherwise have been entitled to a fractional unit of securities shall be paid an amount in cash equal to such Holder's proportionate interest in the sum of the net proceeds from the sale or sales of such fractional units of securities on behalf of all such Holders. If a distribution on or in respect of the Reference Shares includes securities that are not Publicly Traded or includes property other than cash, the Company shall distribute to the Holders of the ZENS in cash the fair market value of any such securities or property comprising Additional Interest as determined in good faith by the Board of Directors. The Company shall distribute any Additional Interest on each Additional Interest Payment Date, if any, to the Persons in whose names the ZENS (or one or more Predecessor Securities) shall have been registered in the Securities Register on the applicable Additional Interest Regular Record Date, if any.

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          (g) Each ZENS shall initially be entitled to dividends and distributions on or with respect to one Reference Share as of the Issue Date, subject to adjustment as provided herein.

          (h) At least five (5) Business Days prior to any distribution of Additional Interest on the ZENS, the Company shall deliver a notice to the Trustee setting forth: (i) the exact amount of property and/or cash to be distributed on or with respect to the Reference Shares per ZENS and (ii) the total amount of property and/or cash to be distributed on or with respect to the Reference Shares for all outstanding ZENS at the date of such distribution. If any distribution is made of any property that is not Publicly Traded, then at least five (5) Business Days prior to such distribution, the Company shall deliver to the Trustee: (i) a certified copy of the resolution of the Board of Directors establishing the fair market value of the property and (ii) a notice setting forth the exact amount of cash to be distributed on the Reference Shares per ZENS. The Trustee shall only be responsible for distributing property in the form of global book entry securities which are DTC eligible. The Company shall be responsible for acting as its own Paying Agent to make all other distributions of property. The Company shall prepare a press release relating to any such distribution and its record date and provide such notice to DTC, within five (5) Business Days after the Company's receipt of such Additional Interest, for dissemination through the DTC broadcast facility.

          (i) The Company shall pay interest on any overdue installments of interest and the fair market value of Additional Interest, if any (without regard to any applicable grace period), at 2.309% per annum, compounded quarterly.

     Section 207.   Deferral of Interest.

          (a) If no Event of Default has occurred and is continuing with respect to the ZENS, the Company may, at any time and from time to time, defer quarterly payments of the Interest Rate for up to 20 consecutive Quarterly Interest Periods; provided that a deferral of quarterly payments of the Interest Rate may not extend beyond the Maturity Date. A deferral of quarterly payments of the Interest Rate, in and of itself, if made in accordance with this Section 207, shall not constitute an Event of Default. The Company shall not defer distributions of Additional Interest. If the Company defers quarterly payments of the Interest Rate, the Contingent Principal Amount per ZENS shall be increased by the amount of the deferred quarterly payments of the Interest Rate, plus accrued interest thereon at an annual rate of 2.309%, compounded quarterly, and the Early Exchange Ratio shall increase to 100% from the date the Company notifies the Trustee of its decision to defer quarterly payments of the Interest Rate. After the Company pays all deferred quarterly payments of the Interest Rate, plus accrued interest thereon, together with the quarterly payment of the Interest Rate for the current Quarterly Interest Period, the Contingent Principal Amount shall be reduced by the amount of that payment of deferred quarterly payments of the Interest Rate plus accrued interest thereon, the Early Exchange Ratio shall decrease to 95%, and the Company may thereafter again defer quarterly payments of the Interest Rate as described above.

          (b) Instead of paying or deferring cash payments of the Interest Rate for a Quarterly Interest Period, so long as the then Current Market Value (determined on the date that the Company notifies the Trustee of its decision to increase the number of Reference Shares attributable to each ZENS) of the Reference Shares exceeds the Original Principal Amount, the Company may at its option, but is not obligated to, increase the number of Reference Shares attributable to each ZENS by 0.57725% with respect to any quarterly payment of the Interest Rate (an annual rate of 2.309%). A decision to increase the number of Reference Shares attributable to each ZENS in lieu of making a quarterly payment of the Interest Rate, in and of itself, if made in accordance with this
Section 207(b), shall not constitute an Event of Default. If the Company elects to make this Reference Share increase, (i) the Company shall be deemed current on that quarterly payment of the Interest Rate, (ii) the Contingent Principal Amount per ZENS shall not increase, (iii) the Holders of the ZENS shall not be entitled to receive cash interest for that Quarterly Interest Period, and (iv) the Early Exchange Ratio shall be 100% for the following Quarterly Interest Period. Thereafter, provided the Company is current on all quarterly payments of the Interest Rate, the Early Exchange Ratio shall decrease to 95%. All Reference Share increases, together with any successive Reference Share increases, shall continue to be in effect until the Maturity Date or the Redemption Date of the ZENS, as the case may be. At the time the Company elects to give notice that it does not intend to pay a quarterly payment of the Interest Rate in cash, it must elect to either accrue cash interest on the ZENS for that Quarterly Interest Period or increase the number of Reference Shares attributable to each ZENS, each as described above. The Company shall give the Trustee a notice if the Company decides to defer interest payments on the ZENS or elects to increase the number of Reference Shares attributable to each ZENS and shall prepare a press release to be provided to DTC for dissemination through the DTC broadcast facility. The Company shall give that notice to the Trustee one Business Day before the earlier of (i) the Regular Record Date for the next Interest Payment Date; or (ii) the date the Company is required by the rules of the NYSE (or any other applicable self-regulatory organization) to give notice to such organization or to the Holder of the ZENS as of the Regular Record Date or the Interest Payment Date. When applicable under this Section, the Company shall state in the notice that it is not subject to the twenty (20) consecutive Quarterly Interest Period limitation on deferral and may continue to defer quarterly payments of the Interest Rate until the Maturity Date or the Redemption Date, as the case may be.

          (c) The notice described above in Section 207(b) shall set forth: (i) the Quarterly Interest Period with respect to which the Company is electing to defer payment of interest, (ii) the exact amount of increase of the Contingent Principal Amount per ZENS, (iii) the total amount of increase of the Contingent Principal Amount for all outstanding ZENS, (iv) a statement that the Early Exchange Ratio will increase to 100% prospectively from that date and (v) that no Event of Default has occurred and is continuing with respect to the ZENS. The Company is required to deliver such an Officers' Certificate for each interest payment deferred.

          (d) If and when the Company pays all of its deferred interest and accrued interest, it must deliver to the Trustee a notice setting forth the calculation of accrued interest owed per ZENS and the total amount owed on all outstanding ZENS.

          (e) If the Company elects to increase the amount of Reference Shares payable for each ZENS as provided for in Section 207(b) in lieu of paying accrued interest for that Quarterly

Interest Period, it shall deliver a notice to the Trustee setting forth: (i) the amount of such increase and the total amount, after such increase, of Reference Shares applicable to each ZENS and (ii) the total amount of Reference Shares applicable to all outstanding ZENS.

          (f) In the event all of the Reference Shares cease to be Outstanding as a result of a tender offer, an exchange offer, a business combination or otherwise, the Company's right to defer quarterly payments of the Interest Rate under this Section shall no longer be subject to the twenty (20) consecutive Quarterly Interest Period limitation on deferral set forth in this Section. If such an event occurs, the Company shall have the right to defer quarterly payments of the Interest Rate until the Maturity Date or the Redemption Date, as the case may be, provided, however, the Company shall not defer payment of the Interest Rate beyond the Maturity Date.

     Section 208. Place of Payment. The Place of Payment where the ZENS may be presented or surrendered for payment of the Maturity Amount, the Redemption Price, Additional Interest, if any, and interest on the ZENS shall be at the office or agency the Company maintains for such purpose within New York, New York, or, at the Company's option, payment of cash interest may be made by check mailed to the Holders of the ZENS at their respective addresses set forth in the Security Register or by wire transfer of immediately available funds to Holders of ZENS who have provided written wire transfer instructions, on or prior to the relevant Regular Record Date, to the Paying Agent. Until otherwise designated by the Company, the Place of Payment shall be the Corporate Trust Office of the Trustee.

     Section 209. Place of Registration or Exchange; Notices and Demands With Respect to the ZENS. The place where the Holders of the ZENS may present the ZENS for registration of transfer or exchange and may make notices and demands to or upon the Company in respect of the ZENS shall be the Corporate Trust Office of the Trustee.

     Section 210.   Redemption; Sinking Fund Obligations.

          (a) Pursuant to Article Three hereof, the ZENS are subject to redemption by the Company in whole, but not in part, upon payment of the Redemption Price.

          (b) The Company has no obligation to redeem or purchase any ZENS pursuant to any sinking fund or analogous requirement or upon the happening of a specified event or at the option of a Holder thereof.

     Section 211. Percentage of Principal Amount. The ZENS shall be initially issued to the public at a price equal to 100% of their Original Principal Amount.

     Section 212. Global Securities. The ZENS shall be issuable in whole or in part in the form of one or more Global Securities. Such Global Securities shall be deposited with, or on behalf of, DTC, which shall act as Depositary with respect to the ZENS. Such Global Securities shall bear the legends set forth in the form of Security attached as Exhibit A hereto.

     Section 213. Form of Securities. The ZENS shall be substantially in the form attached as Exhibit A hereto.

     Section 214. Securities Registrar. The Trustee shall initially serve as Securities Registrar for the ZENS.

     Section 215. Defeasance and Discharge; Covenant Defeasance. Article Fourteen of the Indenture, including without limitation, Sections 1402 and 1403 thereof, shall not apply to the ZENS.

     Section 216. Exchange. Pursuant to Article Four hereof, the Holders of the ZENS may at any time exchange the ZENS for cash in an amount equal to the Early Exchange Ratio.

     Section 217. Currency. Payment of principal and interest on the ZENS shall be payable in U.S. dollars.

     Section 218.   Calculations in Respect of the ZENS.

          (a) The Company shall be responsible for making all calculations called for under the ZENS and hereunder. These calculations include, but are not limited to, determination of (i) the Contingent Principal Amount per ZENS,
(ii) the Current Market Value of the Reference Shares, (iii) the Exchange Market Value of the Reference Shares, (iv) the Final Period Distribution on the ZENS,
(v) the cash value of any securities that are not Publicly Traded or any other property distributed on the Reference Shares, (vi) the Designated Transaction Consideration in a Reference Share Offer, (vii) the composition of a Reference Share and (viii) the amount of accrued interest payable upon redemption or at maturity of the ZENS.

          (b) The Company must make all these calculations in good faith and such calculations are final and binding on Holders of the ZENS, absent manifest error. The Company shall provide a schedule of its calculations to the Trustee and the Trustee is entitled to rely upon the accuracy of such calculations, without independent verification.

          Section 219. Amount Payable upon Bankruptcy. Upon dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other similar proceedings in respect of the Company, each Holder of a ZENS shall be entitled to receive an amount in cash equal to the higher of (a) the Contingent Principal Amount per ZENS or (b) the sum of the Current Market Value (without giving effect to the provisions hereof relating to Rollover Offerings) of the Reference Shares attributable to one ZENS on the date of such event plus any deferred quarterly payments of the Interest Rate (including any accrued interest thereon), plus, in each case, the Final Period Distribution, determined as if the date of such event was the Maturity Date of the ZENS.

          Section 220. Amount Payable upon Acceleration of Maturity. Upon the acceleration of the maturity of the ZENS, each Holder of a ZENS shall be entitled to receive an amount in cash equal to the higher of (a) the Contingent Principal Amount per ZENS or (b) the sum of the Current Market Value (without giving effect to the provisions hereof relating to Rollover Offerings) of the Reference Shares attributable to one ZENS on the date of such event plus any deferred quarterly payments of the Interest Rate (including any accrued interest thereon), plus in each case, the Final Period Distribution determined as if the date of such event was the Redemption Date.

          Section 221. Principal Amount Deemed Outstanding. If for any reason under the Indenture a determination of the aggregate principal amount of the Outstanding ZENS is required, the aggregate principal amount of the Outstanding ZENS shall equal the product of (a) the higher of (i) the Contingent Principal Amount per ZENS or (ii) the sum of the Current Market Value (without giving effect to the provisions of the Indenture relating to Rollover Offerings) of the Reference Shares attributable to one ZENS on the date of such determination plus any deferred quarterly payments of the Interest Rate (including any accrued interest thereon), plus in each case, the Final Period Distribution determined as if the date of such determination was the Maturity Date and (b) the aggregate number of ZENS then Outstanding.


                                 ARTICLE THREE

                              Optional Redemption

     Section 301.   Optional Redemption.

          (a) The Company may redeem the ZENS at any time in whole but not in part at the Redemption Price.

          (b) If the Company is planning to effect a Rollover Offering, the Company shall issue a press release prior to 4:00 p.m., New York City time, on the Business Day immediately before the day on which the Closing Price of the Reference Shares is to be measured for the purpose of determining the Current Market Value in connection with such Rollover Offering. The notice shall state that the Company is firmly committed to price the Rollover Offering, shall specify the date on which the Rollover Offering is to be priced (including whether the Rollover Offering will be priced during trading on the Pricing Date or after the close of trading on the Pricing Date) and consequently, whether the Closing Price for the Reference Shares by which the Current Market Value will be measured will be the Closing Price on the Trading Day immediately preceding the Pricing Date or the Closing Price on the Pricing Date. The Company shall provide such press release to DTC for dissemination through the DTC broadcast facility. The Trustee shall notify Holders of the ZENS of any election to redeem such Holders' ZENS in connection with a Rollover Offering not less than thirty (30) Business Days nor more than sixty (60) Business Days prior to the Redemption Date.

          (c) Notwithstanding Sections 1102 and 1104 of the Indenture, in case of redemption of the ZENS, the Company shall give not less than thirty (30) Business Days' notice to the Trustee (unless such shorter period shall be satisfactory to the Trustee) together with a notice setting forth on a per ZENS and an aggregate basis, the estimated Redemption Price, the Contingent Principal Amount, the Current Market Value of the Reference Shares and the deferred quarterly payments of the Interest Rate, if any. The Trustee shall give Holders at least thirty (30) Business Days' notice before redemption of the ZENS and the Company shall irrevocably deposit with the Trustee, on or prior to the Redemption Date, sufficient funds to pay the aggregate Redemption Price for the ZENS. Interest on the ZENS to be paid on or before the Redemption Date for the ZENS shall be payable to the Holders of ZENS on the Regular Record Date for the related Interest Payment Date, except to the extent such interest payments are payable as part of the Final Period Distribution.

          (d) Once notice of redemption is given and funds are irrevocably deposited, interest on the ZENS shall cease to accrue on and after the Redemption Date and all rights of the Holders of the ZENS shall cease, except for the right of Holders to receive the Redemption Price (but without interest on such Redemption Price), including, if applicable, the Final Period Distribution.

          (e) If the Redemption Date is not a Business Day, then the Redemption Price shall be payable on the next Business Day (and without any interest or other payment in respect of any such delay). However, if the next Business Day is in the next calendar year, the Redemption Price shall be payable on the preceding Business Day. If payment of the Redemption Price for any ZENS called for redemption is improperly withheld or refused and not paid by the Company, interest on the ZENS shall continue to accrue at an annual rate of 2.0% from the original Redemption Date scheduled to the actual date of payment. In such a case, the actual payment date shall be considered the Redemption Date for purposes of calculating the Redemption Price. The Final Period Distribution shall be deemed paid on the original Redemption Date scheduled to the extent paid as set forth in the definition of Final Period Distribution.


                                  ARTICLE FOUR

                               Optional Exchange

     Section 401.   Exchange Option.

          (a) A Holder of ZENS may at any time exchange a ZENS for an amount of cash equal to a percentage (the "Early Exchange Ratio") of the Exchange Market
Value of the Reference Shares attributable to each ZENS exchanged.   The Early
Exchange Ratio shall be equal to (a) 95% of the Exchange Market Value of the Reference Shares attributable to each ZENS or (b) 100% of the Exchange Market Value of the Reference Shares attributable to each ZENS (i) during a deferral of the quarterly interest payments on the ZENS, (ii) for the Quarterly Interest Period following the

Company's election to increase the number of Reference Shares pursuant to
Section 207(b) hereof or (iii) if the Company so elects, during the pendency of any Reference Share Offer. The Company shall pay the Holder of a ZENS the amount due upon exchange as soon as reasonably practicable after the Holder exercises such right of exchange in accordance with Section 401(c) hereof, but in no event earlier than three (3) Trading Days after the date the Holder exercises such right of exchange in accordance with Section 401(c) hereof or later than ten
(10) Trading Days after the date the Holder exercises such right of exchange in accordance with Section 401(c) hereof.

          (b) "Exchange Market Value" means the Closing Price of the Reference Shares attributable to one ZENS on the Trading Day following the date a Holder of ZENS exercises such right of exchange in accordance with Section 401(c) hereof, unless more than 500,000 ZENS have been delivered for exchange on such date. If more than 500,000 ZENS have been delivered for exchange, then the Exchange Market Value shall be the average Closing Price of the Reference Shares attributable to one ZENS on the five (5) Trading Days following such date. If more than 500,000 ZENS are delivered for exchange on any one day, the Company shall give notice of that fact by (i) issuing a press release prior to 9:00 a.m. New York City time on the next Trading Day, (ii) providing notice to DTC for dissemination through the DTC broadcast facility and (iii) providing notice to the Trustee. The Company's failure to provide these notices, however, shall not affect the determination of the Exchange Market Value as described above.

          (c) So long as the ZENS are represented by a Global Security or Securities and held through DTC, a Holder of ZENS may exercise such right of exchange through the relevant direct participant in the DTC ATOP system by delivering an agent's message and delivering the Holder's ZENS to the Trustee's DTC participant account. If the ZENS are no longer represented by a Global Security or Securities but are held in certificated form, a Holder of ZENS may exercise such right of exchange as follows: the Holder shall (i) complete and manually sign an Option to Exchange ZENS form in the form attached to the reverse of the ZENS certificate or available from the Trustee and deliver such completed Option to Exchange ZENS form to the Trustee at the office maintained by the Trustee for such purpose, (ii) surrender the ZENS to the Trustee, (iii) if required, furnish appropriate endorsements and transfer documents, and (iv) if required, pay all transfer or similar taxes.

          (d) By 12:00 noon New York City time on each Business Day following receipt by the Trustee of notification from DTC that they have received an agent's message from a DTC participant electing to exercise their exchange option with respect to their ZENS and delivery of such ZENS into the Trustee's DTC participant account or following receipt of a complete manually signed Option to Exchange ZENS form and receipt of ZENS from a Holder, the Trustee shall notify the Company of the amount of ZENS which were tendered. The Company shall deliver a notice to the Trustee setting forth the exact amount to be paid to the tendering Holder and shall deposit such amount with the Trustee. Upon receipt of such payment from the Company, the Trustee shall pay DTC, as soon as practicable or in the case of ZENS that are held in certificated form, as directed by the tendering Holder.

          (e) Pursuant to the Indenture, the date on which all of the foregoing requirements have been satisfied is the Redemption Date with respect to the ZENS delivered for exchange.


                                  ARTICLE FIVE

                          Reference Share Adjustments

     Section 501.   Reference Share Adjustments.

          (a) As of the Issue Date, a "Reference Share" means one share of Time Warner Common Stock. Any Publicly Traded Equity Securities that are distributed on or in respect of the Reference Shares, shall themselves become Reference Shares.

          (b) Subject to a Reference Share Offer Adjustment as described in
Section 501(e) hereof, a "Reference Share" means, collectively (a) one share of Time Warner Common Stock (to the extent not combined, subdivided, converted, reclassified or exchanged as set forth below) and (b) each share of Publicly Traded Equity Securities allocable to a Reference Share in respect of such share of Time Warner Common Stock or other Reference Shares (either directly or as the result of successive applications of this paragraph) upon any of the following events: (i) the distribution on or in respect of a Reference Share in Reference Shares, (ii) the combination of Reference Shares into a smaller number of shares or other units, (iii) the subdivision of outstanding shares or other units of Reference Shares, (iv) the conversion or reclassification of Reference Shares by issuance or exchange of other securities, (v) any consolidation or merger of a Reference Company, or any Reference Company Successor, with or into another entity (other than a merger or consolidation in which the Reference Company is the continuing corporation and in which the Reference Company common stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of the Reference Company or another corporation), (vi) any statutory exchange of securities of the Reference Company or any Reference Company Successor with another corporation (other than in connection with a merger or acquisition and other than a statutory exchange of securities in which the Reference Company is the continuing corporation and in which the Reference Company common stock outstanding immediately prior to the statutory exchange is not exchanged for cash, securities or other property of the Reference Company or another corporation), or (vii) any liquidation, dissolution or winding up of the Reference Company or any Reference Company Successor.

          (c) In connection with any consolidation or merger of a Reference Company, or any Reference Company Successor, the Company shall distribute as Additional Interest on each ZENS the consideration consisting of cash and Publicly Traded securities (other than Publicly Traded Equity Securities, which will themselves become Reference Shares), if any, and in cash the fair market value (as determined in good faith by the Board of Directors) of any consideration consisting of non-Publicly Traded securities or property, if any, deemed to be paid or distributed on or in respect of the Reference Shares and attributable to each ZENS.

          (d) In the event of a Reference Share Offer, the Company shall, at its option, either: (i) increase the Early Exchange Ratio to 100% during the pendency of the Reference Share Offer; or (ii) make a Reference Share Offer Adjustment and distribute Additional Interest, if any, each as described below.

          (e) A "Reference Share Offer Adjustment" means that the Reference Shares attributable to one ZENS shall be adjusted so that: (i) each share of Publicly Traded Equity Securities, if any, deemed to be paid or distributed on or in respect of a Reference Share as the Designated Transaction Consideration shall itself become a Reference Share and (ii) the Reference Shares which are the subject of the applicable Reference Share Offer and attributable to one ZENS shall be reduced by the Reference Share Proportionate Reduction.

          (f) The "Designated Transaction Consideration" deemed to be allocated to one Reference Share in a Reference Share Offer shall be equal to (a) the aggregate consideration actually paid or distributed to all holders of Reference Shares that received or elected to receive in the Reference Share Offer the maximum amount of consideration to be paid in Publicly Traded Equity Securities, if any, divided by (b) the total number of Reference Shares held by such holders receiving or electing to receive in the Reference Share Offer the maximum amount of consideration to be paid in Publicly Traded Equity Securities. If the Reference Share Offer does not provide holders of Reference Shares with a choice between Publicly Traded Equity Securities and other forms of consideration or if none of the holders of Reference Shares elect to receive the maximum amount of consideration to be paid in Publicly Traded securities, then the "Designated Transaction Consideration" deemed to be allocated to one Reference Share in a Reference Share Offer shall be equal to (x) the aggregate consideration actually paid or distributed to all holders of Reference Shares in the Reference Share Offer, divided by (y) the total number of Reference Shares participating in that Reference Share Offer.

          (g) The "Reference Share Proportionate Reduction" means a proportionate reduction in the number of Reference Shares which are the subject of the applicable Reference Share Offer and attributable to one ZENS calculated in accordance with the following formula:

                                       X
                                  R = ---
                                       N

where:

R = the fraction by which the number of Reference Shares of the class of Reference Shares subject to the Reference Share Offer and attributable to one ZENS will be reduced.

X =  the aggregate number of Reference Shares of the class of Reference
     Shares subject to the Reference Share Offer accepted in the Reference Share Offer.

N =  the aggregate number of Reference Shares of the class of Reference
     Shares subject to the Reference Share Offer outstanding immediately prior to the expiration of the Reference Share Offer.

          (h) If the Company elects to make a Reference Share Offer Adjustment, it shall distribute as Additional Interest on each ZENS the Designated Transaction Consideration deemed to be paid or distributed on or in respect of the Reference Shares of the class subject to the Reference Share Offer and attributable to each ZENS immediately prior to giving effect to the Reference Share Proportionate Reduction relating to that Reference Share Offer (other than Designated Transaction Consideration that consists of Publicly Traded Equity Securities, which shall themselves become Reference Shares as a result of a Reference Share Offer Adjustment).

          (i) If the Company elects to make a Reference Share Offer Adjustment, and, during the pendency of the Reference Share Offer another Reference Share Offer is commenced in relation to the Reference Shares that are the subject of the then existing Reference Share Offer, the Company may change its original election by electing to increase the Early Exchange Ratio to 100% during the pendency of the new Reference Share Offer or the Company may continue to elect to make a Reference Share Offer Adjustment. The Company shall similarly be entitled to change its election for each further Reference Share Offer made during the pendency of any Reference Share Offer for the same class of Reference Shares. For the purposes of these adjustments, a material change to the terms of an existing Reference Share Offer shall be deemed to be a new Reference Share Offer.

          (j) If the Company elects to increase the Early Exchange Ratio to 100% in connection with a Reference Share Offer, no Reference Share Offer Adjustment shall be made and the Company shall not be able to change its election if any further Reference Share Offer relating to the same class of Reference Shares is made.

          (k) The Company shall give the Trustee notice, no later than ten (10) Business Days before the scheduled expiration of the Reference Share Offer, of its election in the event of any Reference Share Offer. The Company shall also prepare a press release and provide it to DTC for dissemination through the DTC broadcast facility.


                                  ARTICLE SIX

                            Miscellaneous Provisions

     Section 601. The Indenture, as supplemented and amended by this Supplemental Indenture No. 1, is in all respects hereby adopted, ratified and confirmed.

     Section 602. This Supplemental Indenture No. 1 may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. This Supplemental Indenture No. 1 shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

     Section 603. THIS SUPPLEMENTAL INDENTURE NO. 1 AND EACH ZENS SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 1 to be duly executed, as of the day and year first written above.

                              RELIANT ENERGY, INCORPORATED


                              By: /s/ Stephen W. Naeve
                                  ---------------------------
                                  Name:  Stephen W. Naeve
                                  Title: Vice Chairman and
                                         Chief Financial Officer
Attest:


/s/ Richard B. Dauphin
--------------------------
Name:  Richard B. Dauphin
Title: Assistant Corporate
       Secretary



(SEAL)



                              CHASE BANK OF TEXAS, NATIONAL
                              ASSOCIATION, as Trustee


                              By: /s/ Debbie Miller
                                  ---------------------------
                                  Name:  Debbie Miller
                                  Title: Vice President and
                                         Trust Officer

(SEAL)

                                   Exhibit A


                           [FORM OF FACE OF SECURITY]

IF THIS SECURITY IS TO BE A GLOBAL SECURITY IT SHALL BEAR THE FOLLOWING LEGEND - THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.

[For as long as this Global Security is deposited with or on behalf of The Depository Trust Company it shall bear the following legend.] Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Reliant Energy, Incorporated or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


                          RELIANT ENERGY, INCORPORATED

       2.0% Zero-Premium Exchangeable Subordinated Notes due 2029 (ZENS(SM))



No. __________                                                     ________ ZENS
                                                             CUSIP No. 75952J207


          RELIANT ENERGY, INCORPORATED, a corporation duly organized and existing under the laws of the State of Texas (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ______________ or its registered assigns, the Maturity Amount on September 15, 2029 (the "Maturity Date"), unless this Security has been previously redeemed or exchanged, at the office or agency of the Company in New York, New York, and to pay interest, subject to the Company's right to defer quarterly payments of interest on this Security as specified on the reverse hereof, at the

Interest Rate specified below, from the original date of issuance of this Security or from the most recent March 15, June 15, September 15 and December 15 to which interest has been paid or duly provided for, quarterly in arrears on the 15th day of March, June, September and December of each year, commencing December 15, 1999 (each such date, an "Interest Payment Date"), until payment of the Maturity Amount, or if earlier redeemed, the Redemption Price, has been in either case made or duly provided for or until exchange of this Security in the manner specified on the reverse hereof. For purposes of this Security, the "Interest Rate" means a rate of $0.29125 per ZENS per Quarterly Interest Period, or 2.0% per annum of the Original Principal Amount, plus the amount of the Reference Shares Dividend Amount; provided that the initial interest payment on December 15, 1999 shall equal the sum of $0.27183 per ZENS, which is calculated to equal an annual rate of 2.0% on the Original Principal Amount from the Issue Date to, but excluding, December 15, 1999, plus any Reference Shares Dividend Amount for the comparable Quarterly Interest Period. Additional Interest shall be distributed as specified on the reverse hereof. Changes in the Contingent Principal Amount shall not affect the Interest Rate. Interest may be deferred, at the election of the Company, as specified on the reverse hereof.

          Any such interest payable on any Interest Payment Date shall (subject to exceptions provided in the Indenture referred to on the reverse hereof) be paid to the Person in whose name this Security or the Securities in exchange or substitution for which this Security shall have been issued, shall have been registered in the Securities Register at the close of business on March 1, June 1, September 1 or December 1, as the case may be next preceding such Interest Payment Date whether or not such March 1, June 1, September 1 or December 1 is a Business Day (each such date, a "Regular Record Date"). Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall either (i) be paid to the Person in whose name this Security (or one or more Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the ZENS not less than 10 calendar days prior to such Special Record Date, or (ii) be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the ZENS may be listed or traded, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in the Indenture.

          Interest on this Security payable for any full Quarterly Interest Period shall be computed on the basis of a 360-day year of twelve 30-day months.

          Interest payable on any Interest Payment Date and at the Maturity Date or Redemption Date, as the case may be, shall be the amount of interest accrued from and including the most recent Interest Payment Date to which interest has been paid or duly provided for (or from and including the Issue Date if no interest has been paid or duly provided for with respect to this Security) to, but excluding, such Interest Payment Date or the Maturity Date or Redemption Date, as the case may be. If any Interest Payment Date, or the Maturity Date or Redemption Date falls on a day that is not a Business Day, the payment otherwise then due will be made on the next Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if it were made on the date such payment was originally payable. However, if the next Business Day is in the next calendar year, payment of interest will be made on the preceding Business Day.

          This Security is an unsecured, subordinated obligation of the Company. The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Debt (as such term is defined in the Indenture), and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Debt, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

          Capitalized terms used on the face hereof without definition have the meaning specified on the reverse hereof.

          THE PROVISIONS OF THIS SECURITY ARE CONTINUED ON THE REVERSE HEREOF AND SUCH CONTINUED PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                                *       *      *

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated:  _______________                  RELIANT ENERGY, INCORPORATED



                                    By:
                                         ---------------------------
                                         Name:
(SEAL)                                   Title:



Attest:

---------------------------
Name:
Title:


          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                    CHASE BANK OF TEXAS,
                                    NATIONAL ASSOCIATION, as Trustee

Date of Authentication:________________

                                    By:
                                        ---------------------------
                                        Authorized Signatory

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                         [FORM OF REVERSE OF SECURITY]

       2.0% Zero-Premium Exchangeable Subordinated Notes due 2029 (ZENS(SM))

General

          This Security is one of a duly authorized issue of subordinated debentures, notes, bonds or other evidences of indebtedness of the Company (herein called the "Securities") of the series hereinafter specified, all issued or to be issued under a Subordinated Indenture, dated as of September 1, 1999, as supplemented by Supplemental Indenture No. 1 thereto, dated as of September 1, 1999 (as supplemented, herein called the "Indenture"), each executed between the Company and Chase Bank of Texas, National Association, a national banking association duly organized and existing under the laws of the United States of America (hereinafter called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a specification of the rights and limitations of rights thereunder of the registered Holders of the Securities, the rights and obligations thereunder of the Company and the rights, duties and immunities thereunder of the Trustee and the terms upon which the Securities are, and are to be, authenticated and delivered. The terms of the Indenture are hereby incorporated by reference herein. This Security is one of a series designated as the "2.0% Zero-Premium Exchangeable Subordinated Notes due 2029" (hereinafter called the "ZENS") of the Company. Each ZENS shall represent $58.25 in Original Principal Amount. The aggregate number of ZENS (other than ZENS authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other ZENS pursuant to Section 304, 305, 306 or 906 of the Indenture) shall be limited to 17,167,381 ZENS.

          The Maturity Amount, the Redemption Price, Additional Interest, if any, and quarterly payments of the Interest Rate on the ZENS shall be payable at the office or agency the Company maintains for such purpose within New York, New York as a Place of Payment or, at the Company's option, quarterly payments of the Interest Rate may be made by check mailed to the Holders of the ZENS at their respective addresses set forth in the Security Register or by wire transfer of immediately available funds to Holders of ZENS who have provided wire transfer instructions, on or prior to the relevant Regular Record Date, to the Paying Agent. Until otherwise designated by the Company, the Place of Payment shall be the Corporate Trust Office of the Trustee.

Interest and Additional Interest

          The Company shall pay interest to the Holder of this Security in such
amounts and at such times as specified on the face of this Security.   At least
five (5) Business Days prior to each Interest Payment Date the Company shall deliver a notice to the Trustee setting forth: (i) the amount of interest per ZENS due for that Quarterly Interest Period, (ii) the applicable

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Reference Shares Dividend Amount for that Quarterly Interest Period and (iii)
the total payment due for that Quarterly Interest Period on all ZENS outstanding.

          In addition to the quarterly payments of the Interest Rate, the Company shall also distribute to Holders of the ZENS, as additional interest on each ZENS ("Additional Interest"), any Publicly Traded securities (other than Publicly Traded Equity Securities, which shall themselves become Reference Shares), any cash (other than the Reference Shares Dividend Amount) and the cash value of any other securities or property, distributed on or in respect of the Reference Shares attributable to one ZENS. The Company shall not distribute any fractional units of securities to Holders of the ZENS. The Company shall pay cash to Holders of the ZENS instead of distributing the fractional units. If a distribution on or in respect of the Reference Shares includes securities that are not Publicly Traded or includes property other than cash, the Company shall distribute to Holders of the ZENS in cash the fair market value of any such securities or property comprising Additional Interest as determined in good faith by the Board of Directors. The Company shall distribute Additional Interest twenty (20) Business Days after the date any cash (other than the Reference Shares Dividend Amount) or property (other than Publicly Traded Equity Securities, which shall themselves become Reference Shares) is distributed on or in respect of the Reference Shares. The record date for any distribution of Additional Interest is the date ten (10) Business Days after the date any cash (other than the Reference Shares Dividend Amount) or property (other than Publicly Traded Equity Securities, which shall themselves become Reference Shares) is distributed on or in respect of the Reference Shares. Each ZENS shall initially be entitled to dividends and distributions on or with respect to one Reference Share as of the Issue Date, subject to adjustment as provided herein.

          At least five (5) Business Days prior to any distribution of Additional Interest on the ZENS, the Company shall deliver a notice to the Trustee setting forth: (i) the exact amount of property and/or cash to be distributed on or with respect to the Reference Shares per ZENS and (ii) the total amount of property and/or cash to be distributed on or with respect to the Reference Shares for all outstanding ZENS at the date of such distribution. If any distribution is made of any property that is not Publicly Traded, then at least five (5) Business Days prior to such distribution, the Company shall deliver to the Trustee: (i) a certified copy of the resolution of the Board of Directors establishing the fair market value of the property and (ii) a notice setting forth the exact amount of cash to be distributed on the Reference Shares per ZENS. The Trustee shall only be responsible for distributing property in the form of global book entry securities which are DTC eligible. The Company shall be responsible for acting as its own Paying Agent to make all other distributions of property. The Company shall prepare a press release relating to any such distribution to be provided to DTC for dissemination through the DTC broadcast facility.

          If a quarterly payment of the Interest Rate or Additional Interest is payable on a date that is not a Business Day (as defined at the end of this paragraph), payment will be made on the next Business Day (and without any interest or other payment in respect of such delay). However, if the

                                      A-6
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next Business Day is in the next calendar year, payment of interest will be made on the preceding Business Day. A "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Houston, Texas or New York, New York are authorized or obligated by law or regulation to close.

          The Company shall pay interest on overdue installments of quarterly payments of the Interest Rate and the fair market value of Additional Interest, if any (without regard to any applicable grace period), at 2.309% per annum, compounded quarterly.

Deferral of Interest Payments

          If no Event of Default (as such term is defined in the Indenture) has occurred and is continuing with respect to the ZENS, the Company may, at any time and from time to time, defer quarterly payments of the Interest Rate for up to 20 consecutive Quarterly Interest Periods; provided that a deferral of quarterly payments of the Interest Rate may not extend beyond the Maturity Date. A deferral of quarterly payments of the Interest Rate, in and of itself, if made in accordance with the provisions of the Indenture, shall not constitute an Event of Default. The Company shall not defer distributions of Additional Interest. If the Company defers quarterly payments of the Interest Rate, the Contingent Principal Amount per ZENS shall be increased by the amount of the deferred quarterly payments of the Interest Rate, plus accrued interest thereon at an annual rate of 2.309%, compounded quarterly, and the Early Exchange Ratio shall increase to 100% from the date the Company notifies the Trustee of its decision to defer quarterly payments of the Interest Rate. After the Company pays all deferred quarterly payments of the Interest Rate, plus accrued interest thereon, together with the quarterly payment of the Interest Rate for the current Quarterly Interest Period, the Contingent Principal Amount shall be reduced by the amount of that payment of deferred quarterly payments of the Interest Rate plus accrued interest thereon, the Early Exchange Ratio shall decrease to 95%, and the Company may thereafter again defer quarterly payments of the Interest Rate as described above.

          Instead of paying or deferring cash payments of the Interest Rate for a Quarterly Interest Period, so long as the then Current Market Value (determined on the date that the Company notifies the Trustee of its decision to increase the number of Reference Shares attributable to each ZENS) of the Reference Shares exceeds the Original Principal Amount, the Company may at its option, but is not obligated to, increase the number of Reference Shares attributable to each ZENS by 0.57725% with respect to any quarterly payment of the Interest Rate (an annual rate of 2.309%). A decision to increase the number of Reference Shares attributable to each ZENS in lieu of making a quarterly payment of the Interest Rate, in and of itself, if made in accordance with the provisions of the Indenture, shall not constitute an Event of Default. If the Company elects to make this Reference Share increase, (i) the Company shall be deemed current on that quarterly payment of the Interest Rate, (ii) the Contingent Principal Amount per ZENS shall not increase, (iii) the Holder of this Security shall not be entitled to receive cash interest for that Quarterly Interest Period, and (iv) the Early Exchange Ratio shall be 100% for the following Quarterly Interest Period. Thereafter, provided the Company is current on all quarterly payments of the Interest Rate, the Early Exchange Ratio shall decrease to 95%. All Reference Share increases, together with any successive Reference Share increases, shall continue to be in effect until the Maturity Date or Redemption Date of the ZENS, as the case may be. At the time the Company elects to give notice that it does not intend to pay a quarterly payment of the Interest Rate in cash, it must elect to either accrue cash interest on the ZENS for that Quarterly Interest Period or increase the number of Reference Shares attributable to the ZENS, each as described above. The Company shall give the Trustee notice if the Company decides to defer interest payments on the ZENS and shall prepare a press release to be provided to DTC for dissemination through the DTC broadcast facility. The Company shall give that notice to the Trustee one Business Day before the earlier of (i) the Regular Record Date for the next Interest Payment Date; or (ii) the date the Company is required by the rules of the NYSE (or any other applicable self-regulatory organization) to give notice to such organization or to the Holder of this Security as of the Regular Record Date or the Interest Payment Date. When applicable under the Indenture, the Company shall state in the notice that it is not subject to the twenty (20) consecutive Quarterly Interest Period limitation on deferral and may continue to defer quarterly payments of the Interest Rate until the Maturity Date or the Redemption Date, as the case may be.

          The notice described above shall set forth: (i) the Quarterly Interest Period with respect to which the Company is electing to defer payment of interest, (ii) the exact amount of increase of the Contingent Principal Amount per ZENS, (iii) the total amount of increase of the Contingent Principal Amount for all outstanding ZENS, (iv) a statement that the Early Exchange Ratio will increase to 100% prospectively from that date and (v) that no Event of Default has occurred and is continuing with respect to the ZENS. The Company is required to deliver such notice for each interest payment deferred.

          If and when the Company pays all of its deferred interest and accrued interest, it must deliver to the Trustee a notice setting forth the calculation of accrued interest owed per ZENS and the total amount owed on all outstanding ZENS.

          If the Company elects to increase the amount of Reference Shares payable for each ZENS as provided for in the Indenture in lieu of paying accrued interest for that Quarterly Interest Period, it shall deliver a notice to the Trustee setting forth: (i) the amount of such increase and the total amount, after such increase, of Reference Shares applicable to each ZENS and (ii) the total amount of Reference Shares applicable to all outstanding ZENS.

     In the event all of the Reference Shares cease to be Outstanding as a result of a tender offer, an exchange offer, a business combination or otherwise, the Company's right to defer quarterly payments of the Interest Rate under the Indenture shall no longer be subject to the twenty (20) consecutive Quarterly Interest Period limitation on deferral set forth in the Indenture. If such an event occurs, the Company shall have the right to defer quarterly payments of the Interest Rate until the Maturity Date or the Redemption Date, as the case may be, provided, however, the Company shall not defer payment of the Interest Rate beyond the Maturity Date.

Principal Amount

          The Original Principal Amount per ZENS is equal to $58.25. The minimum amount payable upon redemption or maturity of a ZENS (the "Contingent Principal Amount") shall initially

                                      A-8
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be equal to the Original Principal Amount. If the sum of the Reference Shares
Dividend Amount and any Additional Interest for a Quarterly Interest Period is greater than $.045, the Contingent Principal Amount per ZENS shall be reduced to the extent necessary so that the yield from the Issue Date to the Interest Payment Date relating to such Quarterly Interest Period or the Additional Interest Payment Date, as the case may be (including all quarterly payments of the Interest Rate and the fair market value of any Additional Interest payments) does not exceed a 2.309% annual yield. In no event shall the Contingent Principal Amount per ZENS be less than zero. The Contingent Principal Amount per ZENS shall be increased to the extent that the sum of the Reference Shares Dividend Amount and any Additional Interest for a Quarterly Interest Period paid on the Reference Shares attributable to one ZENS is less than $.045, so that the yield from the Issue Date to the Interest Payment Date relating to the Interest Payment Date relating to such Quarterly Interest Period (including all quarterly payments of the Interest Rate and the fair market value of any Additional Interest payments) is not less than a 2.309% annual yield.

          At the Maturity Date, Holders of the ZENS shall be entitled to receive in cash for each ZENS the Maturity Amount. The "Maturity Amount" shall mean the higher of (a) the Contingent Principal Amount per ZENS or (b) the sum of the Current Market Value of the Reference Shares attributable to one ZENS on the Maturity Date plus any deferred quarterly payments of the Interest Rate (including any accrued interest thereon) per ZENS, plus, in each case, the Final Period Distribution attributable to one ZENS.

          Upon maturity of the ZENS the Company shall deliver to the Trustee a notice informing the Trustee of the Maturity Amount per ZENS and in the aggregate for all outstanding ZENS and its calculation thereof.

Exchange Option

          A Holder of ZENS may at any time exchange a ZENS for an amount of cash equal to a percentage (the "Early Exchange Ratio") of the Exchange Market Value
of the Reference Shares attributable to each ZENS exchanged.   The Early
Exchange Ratio shall be equal to (a) 95% of the Exchange Market Value of the Reference Shares attributable to each ZENS or (b) 100% of the Exchange Market Value of the Reference Shares attributable to each ZENS (i) during a deferral of the quarterly payments of the Interest Rate on the ZENS (ii) for the Quarterly Interest Period following the Company's election to increase the number of Reference Shares in accordance with the terms of the Indenture or (iii) if the Company so elects, during the pendency of any Reference Share Offer. The Company shall pay the Holder of a ZENS the amount due upon exchange as soon as reasonably practicable after the Holder exercises such right of exchange in accordance with the Indenture, but in no event earlier than three (3) Trading Days after the date the Holder exercises such right of exchange in accordance with the Indenture or later than ten (10) Trading Days after the date the Holder exercises such right of exchange in accordance with the Indenture.

          "Exchange Market Value" means the Closing Price of the Reference Shares attributable to one ZENS on the Trading Day following the date a Holder of ZENS delivers a

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completed Option to Exchange ZENS form to the Trustee, unless more than 500,000
ZENS have been delivered for exchange on such date. If more than 500,000 ZENS have been delivered for exchange, then the Exchange Market Value shall be the average Closing Price on the Reference Shares attributable to one ZENS on the five (5) Trading Days following such date. If more than 500,000 ZENS are delivered for exchange on any one day, the Company shall give notice of that fact by (i) issuing a press release prior to 9:00 a.m. New York City time on the next Trading Day, (ii) providing notice to DTC for dissemination through the DTC broadcast facility and (iii) providing notice to the Trustee. The Company's failure to provide these notices, however, shall not affect the determination of the Exchange Market Value as described above.

          So long as the ZENS are represented by a Global Security or Securities and held through DTC, a Holder of ZENS may exercise such right of exchange through the relevant direct participant in the DTC ATOP system by delivering an agent's message and delivering the Holder's ZENS to the Trustee's DTC participant account. If the ZENS are no longer represented by a Global Security or Securities but are held in certificated form, a Holder of ZENS may exercise such right of exchange as follows: the Holder shall (i) complete and manually sign an Option to Exchange ZENS form in the form attached to this Security or available from the Trustee and deliver a completed Option to Exchange ZENS form to the Trustee at the office maintained by the Trustee for such purpose, (ii) surrender the ZENS to the Trustee, (iii) if required, furnish appropriate endorsements and transfer documents, and (iv) if required, pay all transfer or similar taxes.

Redemption

          The Company may redeem the ZENS at any time in whole but not in part at a redemption price per ZENS (the "Redemption Price") equal to the sum of (a) the higher of (i) the Contingent Principal Amount per ZENS or (ii) the sum of the Current Market Value of the Reference Shares attributable to one ZENS at the Redemption Date plus any deferred quarterly payments of the Interest Rate (including any accrued interest thereon), plus, in either case, the Final Period Distribution, and (b) $3.495 per ZENS if the Company redeems the ZENS prior to September 15, 2000, $2.330 per ZENS if the Company redeems the ZENS on or after September 15, 2000 and prior to September 15, 2001, $1.165 per ZENS if the Company redeems the ZENS on or after September 15, 2001 and prior to September 15, 2002, or zero if the Company redeems the ZENS any time on or after September 15, 2002.

          In case of redemption, the Company shall give not less than thirty
(30) Business Days' notice to the Trustee (unless such shorter period shall be satisfactory to the Trustee) together with a notice setting forth on a per ZENS and an aggregate basis, the estimated Redemption Price, the Contingent Principal Amount, the Current Market Value of the Reference Shares, the deferred quarterly interest payments and the Final Period Distribution. The Trustee shall give Holders at least thirty (30) Business Days' notice before redemption of the ZENS and the Company shall irrevocably deposit with the Trustee, on or prior to the Redemption Date, sufficient funds to pay the aggregate Redemption Price for the ZENS. Interest on the ZENS to be paid on or before the Redemption Date for the ZENS shall be payable to the Holders of ZENS on the Regular

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Record Date for the related Interest Payment Date, except to the extent such interest payments are payable as part of the Final Period Distribution.

          Once notice of redemption is given and funds are irrevocably deposited, interest on the ZENS shall cease to accrue on and after the Redemption Date and all rights of the Holders of the ZENS shall cease, except for the right of Holders to receive the Redemption Price (but without interest on such Redemption Price), including, if applicable, the Final Period Distribution.

          If the Redemption Date is not a Business Day, then the Redemption Price shall be payable on the next Business Day (and without any interest or other payment in respect of any such delay). However, if the next Business Day is in the next calendar year, the Redemption Price shall be payable on the preceding Business Day. If payment of the Redemption Price for any ZENS called for redemption is improperly withheld or refused and not paid by the Company, interest on the ZENS shall continue to accrue at an annual rate of 2.0% from the original Redemption Date scheduled to the actual date of payment. In such a case, the actual payment date shall be considered the Redemption Date for purposes of calculating the Redemption Price. The Final Period Distribution shall be deemed paid on the original Redemption Date scheduled to the extent paid as set forth in the definition of Final Period Distribution.

Reference Share Adjustments

          As of the Issue Date, a "Reference Share" means one share of Time Warner Common Stock. Any Publicly Traded Equity Securities that are distributed on or in respect of the Reference Shares, shall themselves become Reference Shares.

          Subject to a Reference Share Offer Adjustment, a "Reference Share" means, collectively (a) one share of Time Warner Common Stock (to the extent not combined, subdivided, converted, reclassified or exchanged as set forth below) and (b) each share of Publicly Traded Equity Securities allocable to a Reference Share in respect of such share of Time Warner Common Stock or other Reference Shares (either directly or as the result of successive applications of this paragraph) upon any of the following events: (i) the distribution on or in respect of a Reference Share in Reference Shares, (ii) the combination of Reference Shares into a smaller number of shares or other units, (iii) the subdivision of outstanding shares or other units of Reference Shares, (iv) the conversion or reclassification of Reference Shares by issuance or exchange of other securities, (v) any consolidation or merger of a Reference Company, or any Reference Company Successor, with or into another entity (other than a merger or consolidation in which the Reference Company is the continuing corporation and in which the Reference Company common stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of the Reference Company or another corporation), (vi) any statutory exchange of securities of the Reference Company or any Reference Company Successor with another corporation (other than in connection with a merger or acquisition and other than a statutory exchange of securities in which the Reference Company is the continuing corporation and in which the Reference Company common stock outstanding immediately prior to the statutory exchange is not exchanged

                                     A-11
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for cash, securities or other property of the Reference Company or another corporation), or (vii) any liquidation, dissolution or winding up of the Reference Company or any Reference Company Successor.

          If the Company elects to make a Reference Share Offer Adjustment, it shall distribute as Additional Interest on each ZENS the Designated Transaction Consideration deemed to be paid or distributed on or in respect of the Reference Shares of the class subject to the Reference Share Offer and attributable to each ZENS immediately prior to giving effect to the Reference Share Proportionate Reduction relating to that Reference Share Offer (other than Designated Transaction Consideration that consists of Publicly Traded Equity Securities, which shall themselves become Reference Shares as a result of a Reference Share Offer Adjustment).

          If the Company elects to make a Reference Share Offer Adjustment, and, during the pendency of the Reference Share Offer another Reference Share Offer is commenced in relation to the Reference Shares that are the subject of the then existing Reference Share Offer, the Company may change its original election by electing to increase the Early Exchange Ratio to 100% during the pendency of the new Reference Share Offer or the Company may continue to elect to make a Reference Share Offer Adjustment. The Company shall similarly be entitled to change its election for each further Reference Share Offer made during the pendency of any Reference Share Offer for the same class of Reference Shares. For the purposes of these adjustments, a material change to the terms of an existing Reference Share Offer shall be deemed to be a new Reference Share Offer.

          If the Company elects to increase the Early Exchange Ratio to 100% in connection with a Reference Share Offer, no Reference Share Offer Adjustment shall be made and the Company shall not be able to change its election if any further Reference Share Offer relating to the same class of Reference Shares is made.

          The Company shall give the trustee notice, no later than ten (10) Business Days before the scheduled expiration of the Reference Share Offer, of its election in the event of any Reference Share Offer. The Company shall also prepare a press release and provide it to DTC for dissemination through the DTC broadcast facility.

Events of Default

          In case an Event of Default shall occur and be continuing, the Maturity Amount of all ZENS then outstanding under the Indenture may be declared, or may become, due and payable upon the conditions and in the manner and with the effect provided in the Indenture.

Amount Payable upon Bankruptcy

          Upon dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other similar proceedings in respect of the Company, each Holder of a ZENS shall be entitled to receive an amount in cash equal to the higher

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of (a) the Contingent Principal Amount per ZENS or (b) the sum of the Current
Market Value (without giving effect to the provisions of the Indenture relating to Rollover Offerings) of the Reference Shares attributable to one ZENS on the date of such event plus any deferred quarterly payments of the Interest Rate (including any accrued interest thereon), plus, in each case, the Final Period Distribution, determined as if the date of such event was the Maturity Date of the ZENS.

Amount Payable upon Acceleration of Maturity

          Upon the acceleration of the maturity of the ZENS, each Holder of a ZENS shall be entitled to receive an amount in cash equal to the higher of (a) the Contingent Principal Amount per ZENS or (b) the sum of the Current Market Value (without giving effect to the provisions of the Indenture relating to Rollover Offerings) of the Reference Shares attributable to one ZENS on the date of such event plus any deferred quarterly payments of the Interest Rate (including any accrued interest thereon), plus in each case, the Final Period Distribution determined as if the date of such event was the Redemption Date.

Calculations in Respect of the ZENS

          The Company shall be responsible for making all calculations called for under the ZENS. These calculations include, but are not limited to, determination of (i) the Contingent Principal Amount per ZENS, (ii) the Current Market Value of the Reference Shares, (iii) the Exchange Market Value of the Reference Shares, (iv) the Final Period Distribution on the ZENS, (v) the cash value of any securities that are not Publicly Traded or any other property distributed on the Reference Shares, (vi) the Designated Transaction Consideration in a Reference Share Offer, (vii) the composition of a Reference Share and (viii) the amount of accrued interest payable upon redemption or at maturity of the ZENS.

          The Company must make all these calculations in good faith and such calculations are final and binding on Holders of the ZENS, absent manifest error. The Company shall provide a schedule of its calculations to the Trustee and the Trustee is entitled to rely upon the accuracy of such calculations, without independent verification.

Miscellaneous

          Except with respect to the rights of the holders of Senior Debt set forth in this Security and in the Indenture, no reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, or interest on this Security at the place, at the respective times, at the rate, and in the coin or currency herein prescribed.

          The Indenture contains provisions setting forth certain conditions to the institution of proceedings by the Holder of this Security with respect to this Security and the Indenture and the enforcement of remedies under this Security and the Indenture, including, without limitation, the appointment of a receiver or trustee. However, no reference herein to the Indenture and no provision of this Security or the Indenture shall impair or affect the right of any Holder of any Security to receive payment of the principal of, premium, if any, and interest on such Security on or after the respective dates expressed in this Security, or to institute suit for the enforcement of any such payment on or after such respective dates and any such right or such enforcement thereof shall not require the consent of any other such Holder.

          The transfer of this Security is registrable by the registered Holder hereof, in person or by his attorney duly authorized in writing, on the books of the Company to be kept for that purpose at the office or agency of the Company in New York, New York, upon surrender and cancellation of this Security and upon presentation of a duly executed written instrument of transfer, and thereupon a new Security or Securities of authorized denominations for the same aggregate number of Securities will be issued to the transferee or transferees in exchange herefor; and this Security may be in like manner exchanged for one or more Securities of other authorized denominations but of the same aggregate number of Securities, all in the manner and subject to the conditions in the Indenture contained and without payment of any service or other charge, except for any stamp or other tax or governmental charge in connection therewith. Prior to due presentment of this Security for registration or transfer, the Company, the Trustee, any Paying Agent and any Security Registrar may deem and treat the person in whose name this Security is registered as the absolute owner hereof for the purpose of receiving payment hereof or on account hereof or of interest hereon (subject to the provisions of the first paragraph on the face hereof) and for all other purposes.

          No recourse shall be had for the payment of the principal of, premium, if any, or interest on this Security or for any claim based hereon or otherwise in any manner in respect hereof, or in respect of the Indenture, against any subsidiary, incorporator, shareholder, officer, director or employee, as such past, present or future, of the Company or any subsidiary, incorporator, shareholder, officer, director or employee, as such, past, present or future, of any predecessor or successor corporation, whether by virtue of any constitutional provision or statute or rule of law, or by the enforcement of any assessment or penalty or in any other manner, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

          The Indenture contains provisions for satisfaction and discharge of the entire indebtedness of the Indenture upon compliance by the Company with certain conditions set forth in the Indenture.

          Article Fourteen of the Indenture, including without limitation, Sections 1402 and 1403 thereof, shall not apply to this Security.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in aggregate number of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate number of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

          The Indenture and this Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said jurisdiction.

          The Securities of this series are subordinated in right of payment to Senior Debt as provided in Article Sixteen of the Indenture.

          All capitalized terms used in this Security and not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

          The following abbreviations, when used in the inscription on the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common          GIFT MIN ACT -........Custodian.........
TEN ENT - as tenants by the entireties                 (Cust)           (Minor)
JT TEN  - as joint tenants with right of    under Uniform Gifts to Minors
          survivorship and not as tenants   Act__________________
          in common                                 (State)

     Additional abbreviations may also be used though not in the above list.

                      -----------------------------------

     For Value Received, ____________ hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
        IDENTIFYING NUMBER OF ASSIGNEE


---------------------------------------

---------------------------------------:



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(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

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the within Security and all rights thereunder, irrevocably constituting and appointing


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Attorney to transfer said Security on the books of the within named Company with full power of substitution in the premises.

Dated:   _________________

         -----------------------------------------------------------------------
         NOTICED: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

                      [Form of Exchange Notice to come.]